                                 SCHEDULE 14A
                                (RULE 14a-101)
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Filed by the registrant [X]

     Filed by a party other than the registrant [_]
     Check the appropriate box:
     [_]  Preliminary proxy statement

     [_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive proxy statement

     [_]  Definitive additional materials

     [_]  Soliciting material pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                               KOO KOO ROO, INC.
                  ..........................................
               (Name of Registrant as Specified in its Charter)



                  ..........................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [X]  No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
               Not Applicable.

          (2) Aggregate number of securities to which transaction applies: Not Applicable.

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable.

          (4)  Proposed maximum aggregate value of transaction:  Not Applicable.

          (5)  Total fee paid:  Not Applicable.

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:  Not Applicable.

          (2)  Form, Schedule or Registration Statement No.:  Not Applicable.

          (3)  Filing party:  Not Applicable.

          (4)  Date Filed:  Not Applicable.

                               KOO KOO ROO, INC.
                         11075 Santa Monica Boulevard
                                   Suite 225
                         Los Angeles, California 90025

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1997

                               ----------------

To The Stockholders:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Koo Koo Roo, Inc. (the "Company") will be held at the Company's Koo Koo Roo California Kitchen(TM) restaurant located at 600 Santa Cruz Avenue, Menlo Park, California 94025, on Thursday, April 17, 1997 at 9:15 a.m., local time, solely for the following purpose:

     To approve and reserve for issuance shares of Common Stock issuable upon the conversion of shares of the Company's 6% Adjustable Convertible Preferred Stock issued in a February 1997 private placement, as dividends thereon and in respect of related placement agent warrants.

  The Board of Directors has fixed the close of business on March 7, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

  THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE 1997 PRIVATE PLACEMENT. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Meeting.

  Whether or not you plan to attend the Meeting in person, it is important that you sign, date and return promptly the enclosed proxy in the envelope provided to assure that your shares are represented at the Meeting. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                       By Order of the Board of Directors

                                       /s/ Ronald D. Garber

                                           Ronald D. Garber
                                               Secretary

Los Angeles, California
March 14, 1997

                               KOO KOO ROO, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

GENERAL

  The enclosed proxy is solicited by and on behalf of the Board of Directors of Koo Koo Roo, Inc., a Delaware corporation (the "Company"), in connection with the Special Meeting of Stockholders of the Company (the "Meeting") to be held at 9:15 a.m. local time at the Company's Koo Koo Roo California Kitchen(TM) restaurant located at 600 Santa Cruz Avenue, Menlo Park, California 94025, on Thursday, April 17, 1997, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote solely to approve and reserve for issuance shares of Common Stock issuable upon the conversion of shares of the Company's 6% Adjustable Convertible Preferred Stock issued in a February 1997 Private Placement, as dividends thereon and in respect of related placement agent warrants (the "1997 Private Placement Issuances").

  Only stockholders of record of shares of Common Stock at the close of business on March 7, 1997, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting 16,425,108 shares of Common Stock, each of which is entitled to one vote at the Meeting. Holders of outstanding shares of the Company's 5% Adjustable Convertible Preferred Stock, liquidation preference $25 per share (the "Series A Convertible Preferred Stock"), and 6% Adjustable Convertible Preferred Stock, liquidation preference $100 per share (the "Series B Convertible Preferred Stock"), are not entitled to notice of, or to vote at, the Meeting. It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about March 16, 1997.

  The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor. Georgeson & Company Inc., 88 Pine Street, Wall Street Plaza, 30th Floor, New York, New York 10005 (telephone: 212/440-9800), has been retained to assist in soliciting proxies by mail, telephone, facsimile or personal solicitation for a fee of $7,000, plus expenses.

  The Company's executive offices are located at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, telephone (310) 479-2080. References herein to the "Company" refer to Koo Koo Roo, Inc. and its subsidiaries, unless the context otherwise requires.

VOTING AND REVOCATION OF PROXIES

  All shares represented by the accompanying proxy, if the proxy is properly executed, returned and not revoked, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted FOR approval of the 1997 Private Placement Issuances. As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Meeting. Under the Company's bylaws, the only business that may be conducted at a special meeting of stockholders is that which is set forth in the related notice of meeting. Although not expected, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein unless otherwise indicated.

  Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

  A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote present in person or by proxy at the Meeting is required to authorize and approve the 1997 Private Placement Issuances.

                                PROPOSAL NO. 1:
                 APPROVAL OF 1997 PRIVATE PLACEMENT ISSUANCES

GENERAL

  On February 27, 1997, the Company received aggregate net proceeds of approximately $26.9 million (after cash fees to the placement agent and estimated transaction expenses) from the issuance of shares of Series B Convertible Preferred Stock and agreed to issue to the placement agent certain warrants to acquire Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock Warrants"). Such transactions are referred to herein as the "1997 Private Placement," and the related securities issuances (including shares of Common Stock issuable upon the conversion of shares of Series B Convertible Preferred Stock, including shares of Series B Convertible Preferred Stock issuable, in lieu of cash, as dividends in respect of shares of Series B Convertible Preferred Stock, and upon exercise and conversion of the Series B Convertible Preferred Stock Warrants) are referred to as the "1997 Private Placement Issuances." All of the securities sold in the 1997 Private Placement were sold in private placements solely to accredited investors.

  Approval of the 1997 Private Placement Issuances is sought in order to satisfy the stockholder approval requirements contained in the Company's listing agreement with the Nasdaq National Market in the event that the 1997 Private Placement Issuances require that more than approximately 3,150,000 shares of Common Stock (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the 1997 Private Placement) be issued in connection therewith. Under the Nasdaq's rules, this calculation is based solely on the shares outstanding and does not consider the effect of any other common stock equivalents that may be outstanding. Specifically, such outstanding stock amount excludes all shares issuable in respect of outstanding options, warrants and unconverted shares of Series A Convertible Preferred Stock. See "--Introduction," "--Nasdaq Listing Obligation" and "Description of Capital Stock."

INTRODUCTION

  The exact number of shares of Common Stock issuable upon full consummation of the 1997 Private Placement Issuances cannot currently be estimated because each component (i.e., the Series B Convertible Preferred Stock and the Series B Convertible Preferred Stock Warrants) is subject to adjustment mechanisms which cause the number of shares of Common Stock issuable to be dependent on future events, principally consisting of the future trading prices of the Common Stock in the marketplace and the conversion decisions of holders of Series B Convertible Preferred Stock. The number of shares of Common Stock issuable upon full consummation of the 1997 Private Placement Issuances will, generally, vary inversely with the market price of the Common Stock. Under the terms of the Series B Convertible Preferred Stock, holders generally are not required to convert such shares prior to the third anniversary of the original date of issuance. Depending on the market price of the Common Stock during such period, and the conversion formulas applicable to the Series B Convertible Preferred Stock at the time of conversion, such conversions could require the issuance of more than approximately 3,150,000 shares of Common Stock. The Company's listing agreement with the Nasdaq National Market requires stockholder approval in the event that the 1997 Private Placement Issuances require more than approximately 3,150,000 shares of Common Stock be issued in connection therewith (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the 1997 Private Placement). Such outstanding share amount excludes all Common Stock equivalents outstanding as of such date, including shares issuable in respect of outstanding options, warrants and unconverted shares of Series A Convertible Preferred Stock.

  In addition, the Company may require holders of the Series A Convertible Preferred Stock and holders of the Series B Convertible Preferred Stock to convert such shares into shares of Common Stock if the Company sells Common Stock for cash in a registered underwritten public offering in which the underwriters agree to purchase all such shares of underlying Common Stock that such holders desire to sell. See "--Summary of Transaction Terms" and "-- Nasdaq Listing Obligation."

  If the stockholder approval sought hereby to satisfy the Nasdaq requirement is not obtained, the Company will be prohibited under the terms of its listing agreement with Nasdaq from issuing more than approximately 3,150,000 shares of Common Stock in connection with the 1997 Private Placement Issuances. In such event, the Company would have to satisfy further obligations with cash. One such obligation would be to return within 15 days of such event an estimated $10.1 million to the holders of the Series B Convertible Preferred Stock (including a premium of 3%, or approximately $303,000), assuming a market price of $7.1875 per share (the last reported sales price of the Common Stock on the Nasdaq National Market on March 11, 1997) and completion of the redemption by June 30, 1997. Although the Company has established a reserve of cash and marketable securities to satisfy this obligation, there can be no assurance that the Company will have available the cash resources to satisfy future obligations which might arise depending on the future market price of the Common Stock, or that such payments would not have a material adverse effect on the Company's financial position or ability to execute its growth plan. See "--Consequences if Stockholder Approval Not Obtained" and "--Use of Proceeds."

  As noted above, the exact number of shares issuable upon full consummation of the 1997 Private Placement Issuances cannot currently be estimated. The current holders of Common Stock will be diluted by the 1997 Private Placement Issuances and may be very substantially diluted depending on the future market price of the Common Stock. If, however, the market price of the Common Stock increases significantly prior to the date any of the Series B Convertible Preferred Stock is converted, the current holders of Common Stock would benefit relative to a placement at market prices which prevailed on February
27. The holders of the Series B Convertible Preferred Stock have also been given certain other rights, preferences and privileges. The indeterminate nature of the Company's obligations under the Series B Convertible Preferred Stock, along with such other rights, preferences and privileges, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares are converted or redeemed. See "--Effects of 1997 Private Placement Issuances on Holders of Common Stock."

  As indicated in the Company's prior reports, the Board of Directors has recognized for some time that the continued expansion contemplated for 1997 required that additional capital be raised. The Board of Directors discussed this need for capital in depth at a January 31, 1997 board meeting and authorized the Chief Executive Officer to acquire the capital through a private placement of convertible preferred stock. The Board considered the benefits and risks of raising equity based on future market prices relative to other alternatives and concluded that the 1997 Private Placement Issuances were in the best interest of the Company and should be pursued. See "--Board of Directors Approval."

  Each member of the Board of Directors of the Company as of February 27, 1997 has agreed with the holders of the Series B Convertible Preferred Stock to vote all shares of Common Stock over which he exercises voting authority in favor of this Proposal No. 1. Separately, Kenneth Berg, the Company's Chairman and Chief Executive Officer, and Mel Harris, one of the Company's Directors, each have agreed for the 14-month period following February 27, 1997, not to sell, and not to permit any of their controlled affiliates to sell, more than 10% of the Common Stock owned by such stockholder as of such date without the prior consent of the Cappello & Laffer Capital Corp., the placement agent in connection with the 1997 Private Placement (the "Placement Agent"). See "-- Certain Voting and Market Standoff Undertakings."

  The Company intends to use substantially all of the approximately $26.9 million raised in the 1997 Private Placement principally to finance its planned expansion program and investments in domestic and international joint venture partners, as well as to make acquisitions of existing businesses. Any additional funds are expected to be used for general corporate purposes. See "--Use of Proceeds."

  THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1997 PRIVATE PLACEMENT ISSUANCES. See "--Vote Required."

SUMMARY OF TRANSACTION TERMS

  Set forth below is a summary of the material terms of the 1997 Private Placement, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to the Company's Current Report on Form 8-K dated February 27, 1997. See "Available Information."

  SERIES B CONVERTIBLE PREFERRED STOCK PLACEMENT. Pursuant to the terms of the several Series B Preferred Stock Investment Agreements, each dated as of February 27, 1997 (collectively, the "Series B Preferred Stock Investment Agreement"), the Company issued and sold in a private placement to certain accredited investors for $100.00 per share an aggregate of 290,000 restricted shares of a newly-established series of preferred stock, designated as Series B Convertible Preferred Stock, resulting in gross proceeds to the Company of $29.0 million in the aggregate. The last reported sales price of the Common Stock on the Nasdaq National Market on February 27, 1997 was $6.125 per share.

  Each share of Series B Convertible Preferred Stock is entitled to receive dividends, payable commencing August 1, 1997 and thereafter quarterly on November 1, February 1, May 1 and August 1 of each year, when and as declared by the Company's Board of Directors, at the rate of 6% per annum in preference to any payment made on any shares of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series B Convertible Preferred Stock. Any dividend payable after the date of issuance of the Series B Convertible Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) upon proper notice, in additional shares of Series B Convertible Preferred Stock valued at $100.00 per share, if (1) the shares of Common Stock issuable upon conversion of such Series B Convertible Preferred Stock have been registered for resale under the Securities Act and the registration statement, including the prospectus with respect to such shares of Common Stock, remains in effect at the date of the delivery of such shares of Series B Convertible Preferred Stock or (2) such shares of Common Stock may be sold pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"). Each share of Series B Convertible Preferred Stock is also entitled to a liquidation preference of $100.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company, other than the Series A Convertible Preferred Stock and any other class or series of capital stock which is entitled to priority over the Series B Convertible Preferred Stock; provided, however, that a share of Series B Convertible Preferred Stock which is converted into Common Stock prior to August 1, 1997 shall receive no adjustment for accrued dividends, and the liquidation preference of such shares, for conversion purposes, shall not include any amount in respect of accrued and unpaid dividends. Except as otherwise provided by applicable law, holders of shares of Series B Convertible Preferred Stock have no voting rights.

  Commencing the earlier of (i) 91 days after the date of issuance and (ii) the date that a registration statement registering the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (including such shares issuable upon exercise of the Series B Convertible Preferred Stock Warrants) is declared effective by the Securities and Exchange Commission (the "Commission"), 15% (or such larger percentage as is determined by the Company in its sole discretion) of the number of shares of Series B Convertible Preferred Stock held of record by each holder on such day shall become convertible into shares of Common Stock, and thereafter on the successive monthly anniversaries of such day an equal number of such shares of Series B Convertible Preferred Stock shall become convertible. On and after November 1, 1997, all shares of Series B Convertible Preferred Stock will be convertible into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock will equal the liquidation preference of the shares being converted divided by the then-effective conversion price applicable to the Common Stock (the "Conversion Price"); provided, however, that a share of Series B Convertible Preferred Stock which is converted into Common Stock prior to August 1, 1997 shall receive no adjustment for accrued and unpaid dividends. The Conversion Price as of any date during the eight-month period following the date of issuance shall be the lesser of (i) the actual selling price at which the holder converting has sold shares of Common Stock (if any) during the three trading days prior to conversion in a bona fide trade with an unaffiliated third party (which may not be less than the lowest trading price on the date of such trade as reported by the Nasdaq National Market) or (ii) the average of the daily means between the low trading price and the closing price of the Common Stock for the three consecutive trading days prior to conversion, in either case reduced by the Applicable Percentage (as defined below). The Conversion Price as of any date after the eight-month period following the date of issuance through the 14th month following the date of issuance shall be the lowest trading price of the Common Stock during the five trading days immediately preceding the date of conversion, reduced by the Applicable Percentage. The "Applicable Percentage" is dependent upon the amount of time which has passed from original issuance to the date of measurement, being 3% through the fourth month and from the fifth month through the end of the fourteenth month being 4%, 5%, 12%, 12 3/4%, 13 1/2%, 14 1/2%, 16%, 19%, 22% and 25%, respectfully. At any date more than fourteen months after the date of issuance, the Conversion Price will be the lesser of
(a) 75% of the average of the daily means between the low trading price of the Common Stock and the closing price of the Common Stock for all the trading days during the 14th month or (b) 75% of the average of the daily mean between the low trading price and the closing price of the Common Stock during the five trading days immediately preceding the date of conversion. The terms of the Series B Convertible Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof. The Conversion Price is at all times also subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. On February 27, 2000, all of the then outstanding shares of Series B Convertible Preferred Stock will be automatically converted into shares of Common Stock at the then-applicable Conversion Price. Notwithstanding the foregoing, no holder of Series B Convertible Preferred Stock will be entitled to convert any share of Series B Convertible Preferred Stock into shares of Common Stock if, following such conversion, the holder and its affiliates (within the meaning of the Securities Exchange Act of 1934) will be the beneficial owners (as defined in Rule 13d-3 thereunder) of 10% or more of the outstanding shares of Common Stock.

  In addition, following conversion of the Series B Convertible Preferred Stock into shares of Common Stock, the initial holders of such shares of Common Stock will be limited on resales of such shares to the greatest of: (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding any such sale date; (ii) 20,000 shares and (iii) 10% of the trading volume for the Common Stock on the date of any such sale.

  Unless the approval sought hereby is received, the Company, pursuant to its listing obligation with the Nasdaq National Market, will be permitted to issue only up to approximately 3,150,000 shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock (including shares issuable upon exercise of the Series B Convertible Preferred Stock Warrants and shares of Series B Convertible Preferred Stock issuable in payment of dividends). If the approval sought hereby is not granted by stockholders or if such approval is not for any reason received by May 31, 1997, the Company will be obligated to redeem, at a premium, a sufficient number of shares of Series B Convertible Preferred Stock which, in its reasonable judgment, will permit conversion of the remaining shares of Series B Convertible Preferred Stock without breaching any obligation of the Company under the Company's listing agreement with the Nasdaq National Market and, upon issuance of all such 3,150,000 shares of Common Stock, the Company will be required upon subsequent conversion of shares of Series B Convertible Preferred Stock to redeem such shares for cash at the Special Redemption Price (as defined below). Any delay in payment will cause such redemption amount to accrue interest at the rate of 0.1% per day until paid. The Company also will be required to pay all dividends on the remaining shares of Series B Convertible Preferred Stock in cash. See "-- Nasdaq Listing Obligation" and "--Consequences if Stockholder Approval Not Obtained."

  The Company may require holders of Series B Convertible Preferred Stock to convert such shares into shares of Common Stock if the Company sells Common Stock for cash in a registered underwritten public offering and the underwriters agree to sell all shares of Common Stock that holders of Series B Convertible Preferred Stock desire to sell in the offering. In such event, the conversion price for such shares will be the public offering price, less the underwriters' gross spread, reduced by the Applicable Percentage set forth above.

  The Company has agreed to register the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock, including shares payable as dividends thereon, for resale under the Securities Act no later than 90 days after original issuance, subject to extension to 120 days under certain limited circumstances.

Any delay in having such registration statement declared effective by the Commission beyond the applicable period, or any unavailability to the holders of the Series B Convertible Preferred Stock of a current prospectus after such period, will cause the Company to pay to each holder, in cash, 3% of the total purchase price of the Series B Convertible Preferred Stock for each 30-day period of the delay (pro rated for any shorter period).

  PLACEMENT AGENT COMPENSATION. The Placement Agent for the 1997 Private Placement was Cappello & Laffer Capital Corp. In consideration for placing such securities, the Placement Agent was paid cash compensation of 6 3/4% of the gross proceeds received by the Company and the reimbursement of certain legal and accounting expenses. Further, the Company also agreed to issue to the Placement Agent Series B Convertible Preferred Stock Warrants to acquire an aggregate of 29,000 shares of Series B Convertible Preferred Stock for a purchase price of $100.00 per share. Such Warrants will be exercisable for a period of three years for securities that are substantially identical to those issued in the 1997 Private Placement. The Company will be obligated to register the shares of Common Stock issuable upon exercise and conversion of the Series B Convertible Preferred Stock Warrants for resale under the Securities Act. The Placement Agent will retain its compensation whether or not the stockholder approval sought hereby is obtained.

NASDAQ LISTING OBLIGATION

  The Company has entered into a listing agreement with Nasdaq regarding the quotation of the Common Stock on the Nasdaq National Market. Among other things, the listing agreement obligates the Company to comply with certain "non-quantitative designation criteria" promulgated by Nasdaq. These criteria include the requirement that, with certain exceptions, issuers quoted on the Nasdaq National Market obtain stockholder approval of the issuance of Common Stock equal to 20% or more of the number of shares or voting power then issued and outstanding. Stockholder approval is also required of transactions deemed to constitute a "change in control." Although the Company does not believe that the issuances contemplated by the 1997 Private Placement Issuances constitute a "change in control" under the Nasdaq's rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby. The Company's belief is based on the fact that no voting rights were granted to holders of the Series B Convertible Preferred Stock as such, that such holders do not have any contractual right to elect a director or otherwise influence management of the Company, and that Kenneth Berg remains Chairman of the Board of Directors, Chief Executive Officer and the largest single stockholder of the Company.

  The exact number of shares of Common Stock issuable upon full consummation of the 1997 Private Placement Issuances cannot currently be estimated because each component (i.e., the Series B Convertible Preferred Stock and the Series B Convertible Preferred Stock Warrants) is subject to adjustment mechanisms which cause the number of shares of Common Stock issuable to be dependent on future events, principally consisting of the future trading prices of the Common Stock in the marketplace and the conversion decisions made by holders. The application of the adjustment and conversion formulas applicable to such securities will cause the number of shares of Common Stock to be issued to vary inversely with the market price of the Common Stock. In order to assure continued compliance with the applicable rules of the Nasdaq National Market, the transaction documents governing the 1997 Private Placement Issuances expressly provide that no more than an aggregate of approximately 3,150,000 shares of Common Stock (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the 1997 Private Placement) may be issued in connection therewith unless and until the approval sought hereby is obtained. Such outstanding share amount excludes all shares issuable in respect of outstanding options, warrants and unconverted shares of Series A Convertible Preferred Stock. See "Description of Capital Stock."

  By approving this proposal, stockholders will be approving the issuance by the Company of shares of Common Stock in satisfaction of its obligations under the securities issued in the 1997 Private Placement as described in this Proxy Statement. No further stockholder vote or approval related to the 1997 Private Placement Issuances will be sought or required. If the approval sought hereby is not obtained, the Company will only be permitted to issue an aggregate of approximately 3,150,000 shares in connection with the 1997 Private

Placement, and any other obligations will have to be paid in cash as described below. See "--Consequences if Stockholder Approval Not Obtained."

CONSEQUENCES IF STOCKHOLDER APPROVAL NOT OBTAINED

  If the stockholder approval sought hereby is not obtained, the Company will be prohibited under the terms of its listing agreement with Nasdaq from issuing more than an aggregate of approximately 3,150,000 shares of Common Stock in connection with the 1997 Private Placement Issuances (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the 1997 Private Placement). If the approval sought hereby is not granted by stockholders or if such approval is not for any reason received by May 31, 1997, the Company will be obligated to redeem, at the Special Redemption Price (as defined below), a sufficient number of shares of Series B Convertible Preferred Stock which, in its reasonable judgment, will permit conversion of the remaining shares of Series B Convertible Preferred Stock without breaching any obligation of the Company under the Company's listing agreement with the Nasdaq National Market. The "Special Redemption Price" means a cash payment equal to the greater of (i) the liquidation preference of $100 divided by the difference between (x) 100% and (y) the Applicable Percentage and (ii) the current value of the Common Stock, using the price per share of Common Stock adjusted by the Applicable Percentage, which the holders of such shares of Series B Convertible Preferred Stock would otherwise be entitled to receive upon conversion. If such redemption were completed by June 30, 1997, the Special Redemption Price would equal approximately 103% of the liquidation value of the Series B Convertible Preferred Stock redeemed. Such redemption must be completed within 15 days of the event which required such redemption. Upon issuance of all such 3,150,000 shares of Common Stock, the Company will be required upon conversion of shares of Series B Convertible Preferred Stock in accordance with the terms thereof to redeem such shares at the Special Redemption Price. Any delay in payment will cause such redemption amount to accrue interest at the rate of 0.1% per day until paid. The Company also will be required to pay all dividends on the remaining shares of Series B Convertible Preferred Stock in cash.

  Under the terms of the Preferred Stock Investment Agreement, the amount of cash which the Company would be required to return in the event of stockholder disapproval will depend on the per share market price of the Common Stock on the date such payment must be made. Assuming a market price of $7.1875 per share (the last reported sales price of the Common Stock on March 11, 1997) and completion of the redemption by June 30, 1997, the Company would be required to pay approximately $10.1 million (including a premium of 3%, or approximately $303,000). Because of the manner in which the conversion price is determined under the Series B Preferred Stock Investment Agreement, the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock will increase if the market price of the Common Stock decreases. Accordingly, if the market price of the Common Stock decreases, the number of shares of Series B Convertible Preferred Stock which could not be converted into Common Stock would increase and the amount of cash that the Company would be required to pay to holders of the Series B Convertible Preferred Stock would increase. Although the Company has established a reserve of cash and marketable securities to satisfy this obligation, there can be no assurance that the Company will have available the cash resources to satisfy future obligations which might arise depending on the future market price of the Common Stock, or that such payments would not have a material adverse effect on the Company's financial position or ability to execute its growth plans.

EFFECTS OF 1997 PRIVATE PLACEMENT ISSUANCES ON HOLDERS OF COMMON STOCK

  The 1997 Private Placement Issuances will have no effect on the rights or privileges of existing holders of Common Stock except to extent that the interest of each such stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance. Further, the holders of the Series B Convertible Preferred Stock will be entitled to receive dividends and distributions on a liquidation in preference to the claims of the holders of the Common Stock. See "--Summary of Transaction Terms."

  As noted above, the exact number of shares issuable upon full consummation of the 1997 Private Placement Issuances cannot currently be estimated but, generally, the number of shares of Common Stock issuable upon full consummation of the 1997 Private Placement Issuances will vary inversely with the market price of the Common Stock. The number of shares of Common Stock issuable in connection with the Series B Convertible Preferred Stock is not a linear function of the market price of the Common Stock, and will increase at an increasing rate as such market price decreases (and decrease at a decreasing rate as such market price increases) relative to a given assumed market price. Under the terms of the Series B Convertible Preferred Stock, holders generally are not required to convert such shares prior to the third anniversary of the original date of issuance. The current holders of Common Stock will be diluted by the 1997 Private Placement Issuances and may be very substantially diluted depending on the market price of the Common Stock during such period, and the conversion formulas applicable to the Series B Convertible Preferred Stock at the time of conversion. If, however, the market price of the Common Stock were to increase significantly prior to the date any of the Series B Convertible Preferred Stock is converted, the current holders of Common Stock would benefit relative to a placement at market prices prevailing on February 27, 1997. On March 11, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $7.1875 per share. If such market price were used to determine the number of shares of Common Stock issuable as of the first date on which the Series B Convertible Preferred Stock may be converted, the Company would issue a total of approximately 4,970,000 shares of Common Stock if all such shares were converted at such time. However, if the holders of the Series B Convertible Preferred Stock hold such shares for fourteen months, then, assuming a market price of $7.1875 per share (the last reported sales price of Common Stock on the Nasdaq National Market on March 11, 1997), upon conversion the Company would issue a total of approximately 6,250,000 shares of Common Stock. To the extent the market price of the Common Stock is higher than $7.1875 as of any date on which shares of Series B Convertible Preferred Stock are converted, the Company would issue fewer shares of Common Stock. Conversely, to the extent the market price of the Common Stock is lower than $7.1875 on any such date, the Company would issue more shares of Common Stock. The information presented above is not intended to constitute a prediction as to the future market price of the Common Stock or as to when holders will elect to convert shares of Series B Convertible Preferred Stock into shares of Common Stock.

  Under applicable Delaware law and the Company's Certificate of Incorporation, the Company's Board of Directors has the authority, without further action by the stockholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of additional shares of preferred stock, and shares of Common Stock into which such preferred stock may be converted, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares of preferred stock are converted or redeemed. The Company currently has no plans to designate and/or issue any additional shares of preferred stock, except those pursuant to the Convertible Preferred Stock Warrants and as dividends on shares of Series B Convertible Preferred Stock.

BOARD OF DIRECTORS APPROVAL

  As indicated in the Company's prior reports, the Board of Directors has recognized for some time that the continued expansion contemplated for 1997 required that additional capital be raised. The Board of Directors discussed this need for capital in depth at a 1997 board meeting and authorized the Chief Executive Officer to acquire the capital through a private placement of convertible preferred stock. The Board considered the benefits and risks of raising equity based on future market prices relative to other alternatives and concluded that the 1997 Private Placement Issuances were in the best interest of the Company and should be pursued. See "--Use of Proceeds."

USE OF PROCEEDS

  The Company estimates that the aggregate net proceeds received by it from the issuance of shares Series B Convertible Preferred Stock in the 1997 Private Placement was approximately $26.9 million (after cash fees to the Placement Agent and estimated transaction expenses). Assuming stockholder approval is obtained, the

Company intends to use substantially all of such funds principally to finance its planned expansion program and investments in domestic and international joint venture partners, as well as to make possible acquisitions of existing businesses. Any additional funds are expected to be used for general corporate purposes. As of February 28, 1997, the Company had 28 Koo Koo Roo California Kitchen(TM) restaurants open and six locations in various stages of development, including three under construction and three locations held pursuant to executed leases. In addition, the Company is in final negotiation of leases for nine additional locations, and has identified or is in preliminary negotiation with respect to an additional 25 locations. On March 6, 1997, the Company entered into a letter of intent to acquire 14 Hamburger Hamlet restaurants in California and the Washington D.C. area for approximately $9.70 million in cash and 150,000 restricted shares of Common Stock, plus the assumption of the leases covering the acquired restaurants. The purchase, if completed, will be financed through a debt package which the Company is negotiating or through the application of cash on hand (which includes the offering proceeds).

  The Company pursues discussions and engages in negotiations from time-to-time with other entities regarding acquisitions of complimentary businesses, including possible acquisitions with the intent to convert existing restaurants to the Company's Koo Koo Roo California Kitchen(TM) or Arrosto Coffee Company(TM) format, the Color Me Mine(TM) concept, or dual branding. There can be no assurance than any such opportunity will be identified or realized. See "--Consequences if Stockholder Approval Not Obtained."

INTERESTS OF CERTAIN PERSONS

  To the Company's knowledge, prior to the 1997 Private Placement none of the investors therein was a director, executive officer or 5% stockholder of the Company or an affiliate of any such person or entity.

NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS

  Under applicable Delaware law, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of Common Stock in connection with the 1997 Private Placement or the 1997 Private Placement Issuances. Existing stockholders have no preemptive rights in respect of any of the securities to be issued in the 1997 Private Placement Issuances or any other securities issuances by the Company.

CERTAIN VOTING AND MARKET STANDOFF UNDERTAKINGS

  Each member of the Board of Directors of the Company as of February 27, 1997 has agreed with the investors of the Series B Convertible Preferred Stock to vote all shares of Common Stock over which he exercises voting authority in favor of the 1997 Private Placement Issuances. As of the date of this Proxy Statement, the Company has been advised that such undertakings cover an aggregate of approximately 3,024,000 shares, representing approximately 18.4% of the shares outstanding on the record date for the Meeting.

  Separately, Kenneth Berg, the Company's Chairman and Chief Executive Officer, and Mel Harris, one of the Company's Directors, each have agreed for the 14-month period following February 27, 1997, not to sell, and not to permit any of their controlled affiliates to sell, more than 10% of the Common Stock owned by such stockholder as of such date without the prior written consent of the Placement Agent.

VOTE REQUIRED

  Stockholder approval of the 1997 Private Placement Issuances requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Meeting. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE 1997 PRIVATE PLACEMENT ISSUANCES.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

  The following table sets forth certain information as of December 31, 1996 with respect to the beneficial ownership of the Company's Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all executive officers and directors of the Company as a group:

      NAME OF BENEFICIAL            AMOUNT OF        PERCENT
      OWNER(1)                 BENEFICIAL OWNERSHIP OF CLASS(2)
      ------------------       -------------------- ----------
      Kenneth Berg                  3,644,116(3)       18.3%
      Robert F. Kautz                 130,000(4)          *
      Michael D. Mooslin              264,050(5)        1.4%
      John S. Kaufman                  50,000(6)          *
      Morton J. Wall                   15,700(7)          *
      Ronald D. Garber                 20,000(8)          *
      Kory L. Berg                    144,000(9)          *
      Donna S. Guido                  101,000(10)         *
      Mel Harris                    1,001,000(11)       5.6%
      Lee A. Iacocca                  384,000(12)       2.1%
      Jess M. Ravich                   19,461(13)         *
      Don Wohl                        391,499(14)       2.1%
      All Directors, Nominees
       and Executive Officers
       as a Group (12
       persons)                     6,164,826(15)      32.4%

--------
 *  Represents less than 1% of the outstanding Common Stock.

 (1) The address of Kenneth Berg, Michael D. Mooslin, John S. Kaufman, Kory L. Berg, Robert F. Kautz and Ronald D. Garber is in care of the Company, 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025. The address of Lee A. Iacocca is 1440 South Sepulveda Blvd., Third Floor, Los Angeles, California 90025. The address of Morton J. Wall is in care of the Company, 75 Route #27, Iselin, New Jersey 08830-0411. The address of Jess M. Ravich is 11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025. The address for Don Wohl is 1800 Avenue of the Stars, Suite 1114, Los Angeles, California 90067. The address for Mel Harris is 10800 Biscayne Boulevard, Penthouse Floor, North Miami, Florida 33161. The address for Donna S. Guido is 2110 E. First Street, Suite 106, Santa Ana, California 92705.

 (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of a specified date as provided for in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each beneficial owner's percentage is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of the above table have been exercised. Further, the amounts do not give effect to any conversion of shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock because the number of shares of Common Stock deemed to be beneficially owned by such persons can not be estimated, although such ownership is indicated in the footnotes to the table. The number of shares of Common Stock issuable is dependent on future trading prices of the Common Stock, and the conversion formulas applicable to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, as applicable, at the time of conversion. As of the date of the table, there were outstanding 1,027,193 shares of Series A Convertible Preferred Stock and 290,000 shares of Series B Convertible Preferred Stock. See "Proposal No. 1:
    Approval of 1997 Private Placement Issuances--Series B Convertible Preferred Stock Placement."

 (3) Kenneth Berg's holdings include: (a) 830,000 shares of Common Stock in respect of which Mr. Berg has only the right to vote pursuant to a proxy, and over which he does not possess any control over disposition and transfer (Mr. Berg disclaims beneficial ownership of such shares); and
     (b) 886,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

 (4) Includes 130,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

 (5) Includes 262,800 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

 (6) Includes 50,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of this table.

 (7) Includes 50 shares of Common Stock held by his spouse (Mr. Wall disclaims beneficial ownership of such shares). Includes 15,600 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

 (8) Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

 (9) Includes 24,000 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(10) Includes 100,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table. Ms. Guido resigned from the Board of Directors in August 1996.

(11) Includes 350,000 shares of Common Stock issuable upon exercise of options held by Restaurant Acquisition Corp. that Mr. Harris may be deemed to beneficially own in his capacity as President and controlling stockholder of such firm.

(12) Includes 325,000 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(13) Includes 18,250 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the date of the table. Excludes (i) 10,000 shares of Series A Convertible Preferred Stock and warrants to purchase 18,000 shares of Series A Convertible Preferred Stock owned by Mr. Ravich and (ii) warrants to purchase 18,000 shares of Series A Convertible Preferred Stock owned by Libra Investments, Inc. that Mr. Ravich may be deemed to beneficially owned in his capacity as Chief Executive Officer and majority shareholder of such firm.

(14) Includes 307,499 shares of Common Stock issuable upon exercise of warrants and options within 60 days of the date of the table.

(15) Includes 1,479,066 shares of Common Stock reserved for issuance pursuant to the Company's Stock Awards Plan and non-plan options and warrants to purchase 1,644,249 shares of Common Stock, all of which are exercisable within 60 days of the date of the table.

                         DESCRIPTION OF CAPITAL STOCK

  The Company's Certificate of Incorporation, as amended, authorizes the issuance of 55,000,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock, par value $0.01 per share, and 5,000,000 shares are designated as Preferred Stock, par value $0.01 per share, 1,350,000 of which have been designated as shares of Series A Convertible Preferred Stock and 400,000 of which have been designated as Series B Convertible Preferred Stock. As of December 31, 1996, 15,861,310 shares of Common Stock (net of treasury shares) and 1,027,193 shares of Series A Convertible Preferred Stock were issued and outstanding. In February 1997, 290,000 shares of Series B Convertible Preferred Stock were issued in the 1997 Private Placement.

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share of Common Stock on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The rights, privileges and preferences of the holders of Common Stock are subject to the rights of the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and of any shares of Preferred Stock that may be designated and issued by the Company in the future. Subject to the restrictions contained in Preferred Stock issued by the Company, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of legally available funds. Upon any liquidation, dissolution or winding up of the Company, subject to the rights of holders of shares of Preferred Stock, holders of Common Stock are entitled to share pro rata in any distribution to the stockholders. Holders of Common Stock do not have preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

  Section 2115 of the California Corporations Code (the "California Law"), a corporation incorporated in a State other than California (such as the Company, which is incorporated in Delaware) may nevertheless be subject to certain of the provisions of the California Law (as specified in Section 2115 of the California Law) applicable to California corporations (commonly designated a "Quasi-California Corporation") if more than one-half of its outstanding voting securities are owned of record by persons having addresses in California and more than half of its business is conducted in California (generally, if the average of its property factor, payroll factor and sales factor (as defined in Sections 25129, 25132 and 25134 of the California Revenue and Taxation Code) is more than 50 percent during its latest full income year). Such a foreign corporation will not be treated as a Quasi-California Corporation if, however, it has more than 800 holders of a class of securities qualified for trading on the Nasdaq National Market. Based on the stockholders list prepared for the Company's 1996 Annual Meeting of Stockholders, the Company exceeds this requirement by a significant amount and, accordingly, Section 2115 is not presently applicable to the Company.

PREFERRED STOCK

  The Company's Board of Directors, without the approval of the holders of the Common Stock, is authorized to designate for issuance up to 5,000,000 shares of Preferred Stock, in such series and with such rights, privileges and preferences as the Board of Directors may from time to time determine. As of the date of this Proxy Statement, 1,350,000 of such shares have been designated as Series A Convertible Preferred Stock, 1,027,193 of which were issued and outstanding as of December 31, 1996 and 108,000 are subject to the Series A Convertible Preferred Stock Warrants, and 400,000 of such shares have been designated as Series B Convertible Preferred Stock, 290,000 of which were issued and outstanding as of the date of this Proxy Statement and 29,000 of which are subject to Series B Convertible Preferred Stock Warrants. The Company has no current plans to issue any of the 42,000 shares of Series A Convertible Preferred Stock that are unissued and not subject to Series A Convertible Preferred Stock Warrants or of the 81,000 shares of Series B Convertible Preferred Stock that are unissued and not subject to Series B Convertible Preferred Stock Warrants, except, in the case of the Series B Convertible Preferred Stock, as dividends in respect of shares of Series B Convertible Preferred Stock outstanding from time to time.

 Series A Convertible Preferred Stock

  Each share of Series A Convertible Preferred Stock is entitled to receive dividends, payable quarterly, at the rate of 5% per annum in preference to any payment made on any other shares of capital stock of the Company. Any dividend payable commencing more than 90 days after the date of issuance of the Series A Convertible Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) upon proper notice, in additional shares of Common Stock if such shares have been registered for resale under the Securities Act. If a dividend is paid in Common Stock, the shares to be issued as a dividend shall be valued at the average of the daily means between the low trading price and the closing price of the Common Stock over the three consecutive trading days prior to the related dividend record date. Each share of Series A Convertible Preferred Stock is also entitled to a liquidation preference of $25.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company. Except as otherwise provided by applicable law, holders of shares of Series A Convertible Preferred Stock have no voting rights.

  Commencing 91 days after the March 20, 1996 date of issuance, 10% of the number of shares of Series A Convertible Preferred Stock held of record by each holder on such 91st day became convertible into shares of Common Stock, and thereafter on the successive monthly anniversaries of such 91st day an equal number of such shares of Series A Convertible Preferred Stock have or shall become convertible so that, approximately 13 months after original issuance, all shares of Series A Convertible Preferred Stock will be convertible into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock will equal the liquidation preference of the shares being converted divided by the then-effective conversion price applicable to the Common Stock (the "Series A Conversion Price"). The Series A Conversion Price, as of any date, shall be the lesser of (i) the actual selling price at which the holder converting has sold shares of Common Stock (if any) during the three trading days prior to conversion in a bona fide trade with an unaffiliated third party (which may not be less than the lowest trading price on the date of such trade as reported by the Nasdaq National Market) or (ii) the average of the daily means between the low trading price and the closing price of the Common Stock for the three consecutive trading days prior to conversion, in either case reduced by the Series A Applicable Percentage (as defined herein). The "Series A Applicable Percentage" is dependent upon the amount of time which has passed from original issuance of the Series A Convertible Preferred Stock to the date of measurement, being 13% up to the fourth month and from the fourth month to thirteenth month being 14%, 15 1/4%, 17%, 19 1/2%, 21%, 23%, 25%, 27% and 27
1/2% during each such month, and 29% thereafter. At any date more than 13 months after the date of issuance, the Series A Conversion Price will be the lesser of (a) 71% of the average of the daily means between the low trading price of the Common Stock and the closing price of the Common Stock for all the trading days during the 13th month or (b) 71% of the average of the daily means between the low trading price and the closing price of the Common Stock during the three days immediately preceding the date of conversion. The Series A Conversion Price is at all times also subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. The shares of Series A Convertible Preferred Stock were originally placed in March 1996.

  The Series A Convertible Preferred Stock may be redeemed in whole or in part at any time beginning 14 months after the date of issuance, on at least 30 days' notice, at a redemption price equal to $25.00 per share plus accrued and unpaid dividends if (i) the average closing price of the Common Stock for the 20 consecutive trading days prior to the date of such notice exceeds $18.00 per share and (ii) the shares of Common Stock issuable upon conversion are subject to an effective resale registration statement under the Securities Act or may otherwise be sold pursuant to Rule 144(k) thereunder. Further, the Company may require holders of Series A Convertible Preferred Stock to convert such shares into shares of Common Stock if the Company sells Common Stock for cash in a registered underwritten public offering and the underwriters agree to sell all shares of Common Stock that holders of Series A Convertible Preferred Stock desire to sell in the offering. In such event, the conversion price for such shares will be the public offering price, less the underwriters' gross spread, reduced by the Series A Applicable Percentage set forth above.

  The exact number of shares issuable upon conversion of all of the Series A Convertible Preferred Stock cannot currently be estimated but, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock. The holders of Common Stock ownership interest will be materially diluted by conversion of the Series A Convertible Preferred Stock, which dilution will depend on, among other things, the future market price of the Common Stock and the conversion decisions made by holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock. On March 11, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $7.1875 per share. If such market price were used to determine the number of shares of Common Stock issuable as of the first date on which the 1,027,193 shares of Series A Convertible Preferred Stock outstanding as of December 31, 1996 may be converted, the Company would issue a total of approximately 4.9 million shares of Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock. The terms of the Series A Convertible Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof.

 Series B Convertible Preferred Stock

  The terms and conditions of the Series B Convertible Preferred Stock, including the rights of the holders thereof to dividends, conversions, registration rights and voting are set forth under the caption "Approval of 1997 Private Placement Issuances--Summary of Transaction Terms--Series B Convertible Preferred Stock Placement."

WARRANTS AND OPTIONS

  In connection with certain 1996 private placement transactions, the Company agreed to issue to the placement agents in the transactions the Series A Convertible Preferred Stock Warrants to purchase 108,000 shares of Series A Convertible Preferred Stock at $25.00 per share and common stock warrants to purchase 40,500 shares of Common Stock at $7.75 per share. Such warrants are exercisable for a period of five years. Pursuant to its terms, the Series A Convertible Preferred Stock becomes convertible ratably over the fourth through thirteenth month after issuance at discounts to the future market price of Common Stock increasing from 13% to 29% over the same period. On March 11, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $7.1875 per share. If such market price were used to determine the number of shares of Common Stock issuable upon the exercise of the Series A Convertible Preferred Stock Warrants outstanding as of December 31, 1996 and the conversion of the underlying 108,000 shares of Series A Convertible Preferred Stock as of the first date on which such shares may be converted, the Company would issue a total of approximately 520,000 shares of Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock. The terms of the Series A Convertible Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof. The number of shares of Common Stock issuable upon exercise of the common stock warrants is also subject to adjustment. None of such warrants had been exercised as of December 31, 1996. See "--Common Stock" and "--Preferred Stock--Series A Convertible Preferred Stock."

  In connection with the 1997 Private Placement, the Company agreed to issue to the Placement Agent the Series B Convertible Preferred Stock Warrants to purchase 29,000 shares of Series B Convertible Preferred Stock at $100.00 per share. The Series B Convertible Preferred Stock Warrants will be exercisable for a period of three years from the date of issuance for securities that are substantially identical to the Series B Convertible Preferred Stock. In addition, on each of the first and second anniversary of the issuance of the Series B Convertible Preferred Stock Warrants, the Company may, at its option, call the warrants for mandatory exercise for one-third of the original shares issuable upon exercise, subject to adjustment, provided, that the Common Stock issuable upon conversion of the Series B Convertible Preferred Stock Warrants have been registered for resale under the Securities Act and a current prospectus is available on the date of delivery of such stock. The Series B Convertible Preferred Stock Warrants, at the option of the holder, may be exercised on a net basis without the payment of additional consideration pursuant to their terms, subject to the prevailing market price of the

Company's Common Stock on the date of exercise. The Company will be obligated to register the shares of Common Stock issuable upon exercise and conversion of the Series B Convertible Preferred Stock Warrants for resale under the Securities Act. See "Proposal No. 1: Approval of 1997 Private Placement Issuances--Summary of Transaction Terms--Placement Agent Compensation."

  In addition to the warrants issued in connection with the 1996 Private Placements and the 1997 Private Placement, the Company had outstanding as December 31, 1996 warrants to purchase an aggregate of approximately 1.6 million shares of Common Stock at a weighted average exercise price of $5.64 and presently outstanding options to purchase an aggregate of approximately
7.6 million shares of Common Stock at a weighted average exercise price of $6.22.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or by way of the Commission's Internet address, http://www.sec.gov. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

  The Company has filed with the Commission a Current Report on Form 8-K, dated February 27, 1997 (the "February 1997 Report"), relating to the 1997 Private Placement Issuances. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSONS, A COPY OF THE FEBRUARY 1997 REPORT. Requests for such copies should be addressed to: Corporate Secretary, Koo Koo Roo, Inc., 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, telephone (310) 479-2080.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Meeting. Under the Company's bylaws, the only business that may be conducted at a special meeting of stockholders is that which is set forth in the related notice of meeting. Although not expected, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein unless otherwise indicated.

  You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                       By Order of the Board of Directors

                                          /s/ Ronald D. Garber

                                           Ronald D. Garber
                                               Secretary

March 14, 1997

                  [LOGO OF KOO KOO ROO(R) CALIFORNIA KITCHEN]

                           ^ FOLD AND DETACH HERE ^
                               KOO KOO ROO, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                                APRIL 17, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Koo Koo Roo, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March 14, 1997, and appoints Kenneth Berg, Robert F. Kautz and Ronald D. Garber, and each of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Koo Koo Roo, Inc. to be held Thursday, April 17, 1997, at 9:15 A.M. (local time) at the Company's Koo Koo Roo California Kitchen restaurant located at 600 Santa Cruz Avenue, Menlo Park, California 94025 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on the matters set forth below:

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.
                           COMMENTS/ADDRESS CHANGE:
                PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                                      (Continued on other side)

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE ^^
                                       X
                                  Please mark
                                   your votes
                                  as indicated
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF PROPOSAL 1.
                                      FOR
                                    AGAINST
                                    ABSTAIN
Item 1-Approval of the 1997 Private Placement Issuances:
Date: ____________________________________________________________________, 1997

________________________________________________________________________________
                                  (Signature)

NOTE: Please sign exactly as shown at left. If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

[ ] Please check if you have had a change of address and print your new address and phone number below:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
--

                               KOO KOO ROO, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Koo Koo Roo, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March 14, 1997, and appoints Kenneth Berg, Robert F. Kautz and Ronald D. Garber, and each of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Koo Koo Roo, Inc. to be held Thursday, April 17, 1997, at 9:15 A.M. (local time) at the Company's Koo Koo Roo California Kitchen restaurant located at 600 Santa Cruz Avenue, Menlo Park, California 94025 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on the matters set forth below:

1. Approval of the 1997 Private Placement Issuances:

                    [_] FOR    [_] AGAINST   [_] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.

                                                       (Continued on other side)



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
                   WILL BE VOTED FOR APPROVAL OF PROPOSAL 1.

                                                   Date: _______________ , 1997

                                                   ----------------------------
                                                           (Signature)

                                                   NOTE: Please sign exactly
                                                   as shown at left. If stock
                                                   is jointly held, each owner
                                                   should sign. Executors,
                                                   administrators, trustees,
                                                   guardians, attorneys and
                                                   corporate officers should
                                                   indicate their fiduciary
                                                   capacity or full title when
                                                   signing.

                                                   [_] Please check if you
                                                   have had a change of
                                                   address and print your new
                                                   address and phone number
                                                   below:

                                                   ----------------------------

                                                   ----------------------------

                                                   ----------------------------

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.